Exhibit 99.1
NEWS RELEASE
INTERNATIONAL TRADE COMMISSION GRANTS RAMBUS REQUEST FOR
INVESTIGATION
LOS ALTOS, Calif. — December 4, 2008 — Rambus Inc. (Nasdaq:RMBS), one of the world’s premier technology licensing companies specializing in high-speed memory architectures, today announced that, at its request, the U.S. International Trade Commission (ITC) has instituted an investigation regarding infringement of Rambus’ patents by NVIDIA Corporation and other companies whose products incorporate the accused NVIDIA products.
In its complaint, Rambus has alleged infringement of nine Rambus patents. The accused products include NVIDIA products that incorporate DDR, DDR2, DDR3, LPDDR, GDDR, GDDR2, and GDDR3 memory controllers, including graphics processors, and media and communications processors.
The Investigation Number for this matter is 337-TA-661. A hearing date has not yet been set. The public record for this investigation may be viewed at http://edis.usitc.gov.
About Rambus Inc.
Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed memory architectures. Since its founding in 1990, the Company’s patented innovations, breakthrough technologies and renowned integration expertise have helped industry-leading chip and system companies bring superior products to market. Rambus’ innovations and solutions enable unprecedented performance in computing, communications, and consumer electronics applications. Rambus licenses both its world-class patent portfolio as well as a range of leadership and industry-standard memory solutions. Headquartered in Los Altos, California, Rambus has regional offices in North Carolina, India, Germany, Japan, and Taiwan. Additional information is available at www.rambus.com.
Forward-Looking Statements
This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 relating to Rambus’ complaint with the ITC regarding the NVIDIA products and related matters. There is no assurance of any result from the ITC with respect to Rambus’ complaint regarding the NVIDIA products. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
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RMBSLN
Press Contact:
Linda Ashmore
Rambus Public Relations
(650) 947-5411
lashmore@rambus.com